UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2022

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class of securities:	Trading Symbol(s):	Name of exchange on which registered:
Common Stock, par value $0.0001	PHIO	The NASDAQ Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer

On May 5, 2022, Phio Pharmaceuticals Corp. (the “Company”) announced the departure of Gerrit Dispersyn, Dr. Med. Sc., from his role as President and Chief Executive Officer of the Company, effective as of May 5, 2022 (the “date of termination”). Dr. Dispersyn will no longer serve as a director of the Company and, effective as of the termination date, the Board of Directors (the “Board”) resolved to reduce the size of the Board from eight to seven members.

Pursuant to his employment agreement, the Company will pay Dr. Dispersyn a cash amount equal to six months of his base salary in effect on the date of termination, subject to the execution of a customary release. In addition, for a period of six months, the Company will continue to contribute to the premium cost of Dr. Dispersyn’s participation in the Company’s group medical and dental plans, subject to applicable law and plan terms.

Appointment of Principal Executive and Financial Officer

On May 4, 2022, the Board appointed Geert Cauwenbergh, Dr. Med. Sc., as the Company’s interim principal executive and financial officer, effective as of May 5, 2022. Dr. Cauwenbergh, a director of the Company, will continue to serve on the Board.

Dr. Cauwenbergh, 68, previously served as President and Chief Executive Officer of the Company from April 2012 to November 2018, and as Chief Executive Officer of the Company from November 2018 until his retirement in March 2019. Dr. Cauwenbergh served as Chairman and Chief Executive Officer of RHEI Pharmaceuticals, Inc., a private company that develops and commercializes proprietary drug therapies, from 2008 to 2011. In 2001, Dr. Cauwenbergh founded Barrier Therapeutics, Inc., a biopharmaceutical company focused on dermatology drug development, until its acquisition by Stiefel Laboratories, Inc. in 2008. Prior to Barrier Therapeutics, Inc., Dr. Cauwenbergh was employed by Johnson & Johnson for 23 years where he held a number of ascending senior management positions. He holds a Doctorate in Medical Sciences from the Catholic University of Leuven, Faculty of Medicine (Belgium), where he also completed his masters and undergraduate work.

In connection with his appointment, Dr. Cauwenbergh will receive a monthly cash payment of $7,500. There are no family relationships between Dr. Cauwenbergh and any director or executive officer of the Company. There are no arrangements or understandings between Dr. Cauwenbergh and any other persons, pursuant to which he was appointed as principal executive and financial officer. There are no current or proposed transactions between the Company and Dr. Cauwenbergh or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: May 10, 2022	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh Principal Executive and Financial Officer, Director

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